Exhibit 11.1
                         COMDISCO HOLDING COMPANY, INC.
                 COMPUTATION OF EARNINGS (LOSS) PER COMMON SHARE
                      (in thousands except per share data)

Average shares used in computing earnings (loss) per common and common equivalent share were as follows:

                                                                  SUCCESSOR               |               PREDECESSOR
                                                                             Two Months   |         Ten
                                                                                  ended   |      Months
                                                                              September   |       ended
                                                 Years ended September 30,            30, |     July 31,   Years ended September 30,
(in millions except per share data)                    2004          2003           2002  |        2002          2001          2000
                                                -----------   -----------    -----------  | -----------   -----------   -----------
Average common shares issued ................         4,200         4,200          4,200  |     225,555        225,366      224,259
Effect of dilutive options ..................            --            --             --  |          --             --        9,897
Average common shares held in treasury ......            (3)           (1)            --  |     (74,996)       (74,120)     (72,374)
                                                -----------   -----------    -----------  | -----------    -----------    ---------
  Total .....................................         4,197         4,199          4,200  |     150,559        151,245      161,782
                                                ===========   ===========    ===========  | ===========    ===========    =========
Net earnings (loss) to common stockholders ..   $    22,690   $   100,373    $   224,153  | $  (540,714)   $  (272,174)   $ (66,999)
                                                ===========   ===========    ===========  | ===========    ===========    =========
                                                                                          |
Net earnings (loss) per common share:                                                     |
 Earnings (loss) per common share-basic:                                                  |
    Earnings (loss) from continuing                                                       |
     operations .............................   $      8.61   $      4.80    $     (8.28) |  $    (6.52)    $    (1.37)   $     .30
    Earnings (loss) from discontinued                                                     |
     operations .............................         (3.21)        19.11           4.27  |        1.91           (.44)        (.74)
    Extraordinary gain ......................            --            --          57.38  |        1.02             --           --
    Cumulative effect of change in accounting                                             |
      principle .............................            --            --             --  |          --            .01           --
                                                -----------   -----------    -----------  | -----------    -----------    ---------
                                                $      5.40   $     23.91    $     53.37  | $     (3.59)   $     (1.80)   $    (.44)
                                                ===========   ===========    ===========  | ===========    ===========    =========
                                                                                          |
Net earnings (loss) per common share-diluted:                                             |
    Earnings (loss) from continuing                                                       |
     operations .............................   $      8.61   $      4.80     $   (8.28)  | $    (6.52)    $    (1.37)    $     .28
    Earnings (loss) from discontinued                                                     |
     operations .............................         (3.21)        19.11          4.27   |        1.91           (.44)        (.69)
    Extraordinary gain ......................            --            --         57.38   |        1.02             --           --
    Cumulative effect of change in accounting                                             |
      principle .............................            --            --            --   |          --            .01           --
                                                -----------   -----------    -----------  | -----------    -----------    ---------
                                                $      5.40   $     23.91     $   53.37   |  $    (3.59)    $    (1.80)   $    (.41)
                                                ===========   ===========    ===========  | ===========    ===========    =========

     In accordance with Statement of Financial Accounting Standards No. 128-Earnings Per Share, no potential common shares (the assumed exercise of stock options) are included in the computation of any diluted per share amount when a loss from continuing operations exists.